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EXHIBIT 10.42

GENERAL RE - NEW ENGLAND ASSET MANAGEMENT

Investment Management Agreement

    This Agreement is made as of the 1st day of August, 2000 between

    1.  GENERAL RE - NEW ENGLAND ASSET MANAGEMENT, INC., a corporation organized under the laws of the State of Delaware ("Manager"); and

    2.  PAULA FINANCIAL, a corporation organized under the laws of the State of Delaware, PAULA Insurance Company, a corporation organized under the laws of the State of California, and PAULA Assurance Company, a corporation organized under the laws of the State of California (collectively, "Client").

    WHEREAS, Client desires to appoint Manager as the investment manager of that portion of Client's assets constituting the Account (as defined below);

    NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

Section 1. The Account

    The cash, securities and other assets placed by Client in the account to be managed under this Agreement (the "Account") are listed on Schedule A. Assets may be added to the Account at any time with the consent of the Manager. The Account will include these assets and any changes in them resulting from transactions directed by Manager, withdrawals made by Client, or dividends, interest, stock splits and other earnings, gains or losses on the assets.

    Assets placed in the Account by client that are not to be managed by Manager are separately identified on Schedule A ("Unmanaged Assets"). Manager will include these assets in its periodic reports to Client, but will exclude their value from the Account in calculating Manager's fees.

Section 2. Management of the Account

    Manager will make all investment decisions for the Account, in Manager's sole discretion and without first consulting or notifying Client, in accordance with the investment restrictions and guidelines which are attached as Schedule B (the "Investment Guidelines"). Client may change these Investment Guidelines at any time, but Manager will be bound by the changes only after it has received written notice of such changes in accordance with Section 20 of this Agreement. Other than by the Investment Guidelines and the terms of this Agreement, the investments made by Manager on behalf of the Client will not be restricted in any manner, except by operation of law.

    Manager will have full power and authority, on behalf of Client, to instruct any brokers, dealers or banks to buy, sell, exchange, convert or otherwise trade in all securities, futures or other investments for the Account.

    Manager will not be responsible for giving Client investment advice or taking any other action with respect to Unmanaged Assets.

    Client appoints Manager as the true and lawful attorney of the Client for and in the name, place and stead of Client, in Manager's unrestricted discretion, to operate and conduct the brokerage accounts of the Client and to do and perform all and every act and thing whatsoever requisite in furtherance of this Agreement, including the execution of all writings related to the purchase or sale, assignments, transfers and ownership of any stocks, bonds, commodities, or other derivatives or securities. Manager is hereby fully authorized to act and rely on the authority vested pursuant to said power of attorney.

    Effective as of January 1, 2000, and until further notice, Manager will assist Client in preparing Client's statutory Schedule D. Client acknowledges that Manager will provide accounting data according to Manager's standard interpretation of accounting principles, unless expressly instructed otherwise by Client's prior written notice.

Section 3. Transactions for the Account

    Manager will arrange for securities transactions for the Account to be executed through those brokers, dealers or banks that Manager believes will provide best execution. In choosing a broker, dealer or bank, Manager will consider the broker, dealer or bank's execution capability, reputation and access to the markets for the securities being traded for the Account. Manager will seek competitive commission rates, but not necessarily the lowest rates available.

    Manager may also send transactions for the Account to brokers who charge higher commissions than other brokers, provided that Manager determines in good faith that the amount of commissions Manager pays is reasonable in relation to the value of the brokerage and research services provided, viewed in terms either of that particular transaction or Manager's overall responsibilities with respect to all clients whose accounts Manager manages on a discretionary basis.

    If Manager decides to purchase or sell the same securities for Client and other clients at about the same time, Manager may combine Client's order with those of other clients if Manager reasonably believes that it will be able to negotiate better prices or lower commission rates or transaction costs for the combined order than for Client's order alone. Client will pay the average price and transaction costs obtained for such combined orders. If Manager cannot obtain execution of the combined orders at prices or for transaction costs that Manager believes to be desirable, Manager will allocate the securities purchased or sold as part of the combined order by following its order allocation procedures.

    Manager generally will allocate securities purchased or sold as part of a combined order to Client's Account and to accounts of other clients pro rata in proportion to the size of the order placed for each client. However, Manager may increase or decrease the amounts of securities allocated to each client if necessary to avoid having odd or small numbers of shares held for the account of any client. Each client that participates in a combined order will receive or pay the average share price for all transactions executed as part of the combined order and will pay its pro rata share of the transaction costs.

    If Client directs Manager to use particular brokers, dealers or banks to execute transactions for the Account, Manager will do so, but Manager will not seek better execution services or prices for Client from other brokers, dealers or banks, and Client may pay higher prices or transaction costs as a result. Manager also may not be able to seek better execution services for Client by combining Client's orders with those of other clients.

    Client may direct all transactions for the Account to a particular broker, dealer or bank, by writing the name and address of that broker, dealer or bank in the space provided on Schedule A.

Section 4. Transaction Confirmations

    Manager will instruct the brokers, dealers or banks who execute transactions for the Account to send Client all transaction confirmations, unless Client chooses not to receive confirmations. If Client does not wish to receive individual confirmations, this box should be checked.  / /

    Client may elect to receive individual confirmations at any time by giving Manager written notice.

Section 5. Custody of Account Assets

    The assets in the Account will be held for Client by the custodian named on Schedule A (the "Custodian"). Manager will not have custody of any Account assets. Client will pay all fees of the Custodian.

    Client will authorize the Custodian to follow Manager's instructions to make and accept payments for, and to deliver or to receive, securities, cash or other investments purchased, sold, redeemed, exchanged, pledged or loaned for the Account. Client also will instruct the Custodian to send Client and Manager monthly statements showing the assets in and all transactions for the Account during the month, including any payments of Manager's fees.

    Client will provide Manager with a copy of its agreement with the Custodian, and will give Manager reasonable advance notice of any change of Custodian.

Section 6. Reports to Client

    Manager will send Client monthly written reports showing the identity, cost, and current market value of the assets in the Account and each transaction made for the Account during the period covered by the report. In addition, Manager will provide a quarterly report on the Account's performance.

Section 7. Account Valuation

    Manager will value the securities in the Account that are listed and traded on a national securities exchange or on NASDAQ on the valuation date at the closing price on the principal market where the securities are traded. Where the market value of any security is not readily available, Client and the Manager will each choose one broker-dealer and the market value will be deemed to be the average of the values determined by the two broker-dealers.

Section 8. Manager's Fees

    For Manager's services, Client will pay a percentage of the value, as determined under Section 7 of this Agreement, of all assets in the Account (excluding Unmanaged Assets) as of the last trading day of each calendar month. The fees are payable at the end of each calendar quarter for services provided by Manager during the prior three months. The percentage amount of the fees is shown on Schedule A. In any partial quarter, the fees will be reduced pro rata based on the number of days the Account was managed.

    Client agrees to pay Manager's fees as follows:

  /
  / The Custodian will deduct the fees from Client's Account and pay them to Manager each quarter. Manager will send Client and the Custodian at the same time a bill showing the amount of Manager's fees, the Account value on which they were based and how they were calculated. The Custodian will send Client a monthly statement showing all amounts paid from the Account, including Manager's fees.

  /x/
  Client will be billed directly by Manager and will pay Manager's fees within 30 days of receiving the bill.

    If Manager invests in securities issued by money market funds or other investment companies for the Account, these securities will be included in the value of the Account when Manager's fees are calculated. These same assets will be subject to additional investment management and other fees that are paid by the investment company but ultimately borne by its shareholders. These additional fees are described in each investment company's prospectus.

Section 9. Proxy Voting

    Proxies for securities in the Account should be voted as follows:

  /
  / Client directs Manager not to vote proxies for securities held for the Account.

  /
  / Client directs Manager to vote all proxies for securities held for Client's Account in accordance with—

  /
  /Manager's own discretion

  or

  /x/
  Client's proxy voting guidelines attached as Schedule C.

    Clients will direct Custodian to send promptly all proxies and related shareholder communications to Manager and to identify them as relating to Client's Account. Client understands that Manager will not be able to vote proxies if they are not received on a timely basis from the Custodian as properly identified as relating to Client's Account.

    These proxy voting instructions may be changed at any time by notifying Manager in writing.

Section 10. Legal Proceedings

    Manager will not advise or act for Client in any legal proceedings, including bankruptcies or class actions, involving securities held in the Account or issuers of those securities.

Section 11. Risk

    Manager cannot guarantee the future performance of the Account, promise any specific level of performance or promise that its investment decisions, strategies or overall management of the Account will be successful. The investment decisions Manager will make for Client are subject to various market, currency, economic, political and business risks, and will not necessarily be profitable.

Section 12. Standard of Care; Limitation of Liability

    Except as may otherwise be provided by law, Manager will not be liable to Client for any loss (i) that Client may suffer as a result of Manager's good faith decisions or actions where Manager exercises the degree of care, skill, prudence and diligence that a prudent person acting in a like fiduciary capacity would use, (ii) caused by following Client's instructions, or (iii) caused by any broker, Custodian, dealer or bank to which Manager directs transactions for the Account or any other person; except to the extent that any such loss results from (A) the willful misconduct, bad faith or negligence of Manager; (B) the reckless disregard by Manager of its fiduciary obligations and duties under this Agreement; or (C) the willful misconduct, negligence or bad faith of the Custodian, any broker, dealer, bank, independent representative, consultant, independent contractor, agent or other person or entity provided that they were selected, engaged or retained by Manager on behalf of Client in the performance of this Agreement or in connection herewith.

    Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and this Agreement does not waive or limit Client's rights under those laws.

    Manager will not be responsible for Client's own compliance with the insurance investment laws of Client's state of domicile or for Client's compliance with applicable tax laws.

    In managing the Account, Manager will not consider any other securities, cash, or other investments or assets Client owns for diversification or other purposes. Manager shall have no responsibility whatsoever for the management of the Unmanaged Assets or any assets of Client other than the Account and shall incur no liability for any loss or damage which may result from the management of such other assets.

Section 13. Client Directions

    The names and specimen signatures of each individual who is authorized to give directions to Manager on Client's behalf under this Agreement are set forth on Schedule D. Directions received by Manager from Client must be signed by at least one such person. If Manager receives directions from Client which are not signed by a person that Manager reasonably believes is authorized to do so, Manager shall not be required to comply with such directions until it verifies that the directions are properly authorized by Client.

    Manager shall be fully protected in relying upon any direction signed or given by a person that Manager reasonably believes is authorized to give such directions on Client's behalf. Manager also shall be fully protected when acting upon an instrument, certificate, or paper that Manager reasonably believes to be genuine and to be signed or presented by any such person or persons. Manager shall be under no duty to make any investigation or inquiry as to any statement contained in any writing and may accept the same as conclusive evidence of truth and accuracy of statements contained therein. Provided, however, that Manager shall not be protected under this paragraph where losses are incurred by Client as a result of Manager's reliance upon a direction signed by a person not actually authorized to provide such direction on Client's behalf, and such reliance is the result of: (A) the willful misconduct, bad faith or negligence of Manager; (B) the reckless disregard by Manager of its fiduciary obligations and duties under this Agreement; or (C) the willful misconduct, negligence or bad faith of the Custodian, any broker, dealer, bank, independent representative, consultant, independent contractor, agent or other person or entity provided that they were selected, engaged or retained by Manager on behalf of Client in the performance of this Agreement or in connection herewith.

Section 14. Confidentiality

    Except as Client and Manager otherwise agree or as may be required by law, all information concerning the Account and services provided under this Agreement shall be kept confidential.

Section 15. Non-Exclusive Agreement

    Manager provides investment advice to other clients and may give them advice or take actions for them, for Manager's own accounts or for accounts of persons related to or employed by Manager, that is different from advice provided to or actions taken for Client.

    Manager is not obligated to buy, sell or recommend for Client's Account any security or other investment that Manager may buy, sell or recommend for other clients or for the account of Manager or its related persons or employees.

    If Manager obtains material, non-public information about a security or its issuer that Manager may not lawfully use or disclose, Manager will have no obligation to disclose the information to Client or to use it for Client's benefit.

Section 16. Terms of Agreement

    Either Client of Manager may cancel this Agreement at any time upon 30 days' written notice. This Agreement will remain in effect until terminated. Termination of this Agreement will not affect (i) the validity of any action that Manager or Client has previously taken; (ii) the liabilities or obligations of Manager or Client for transactions started before termination; or (iii) Client's obligation to pay Manager's fees through the date of termination. Upon termination, Manager will have no obligation to recommend or take any action with regard to the securities, cash or other assets in the Account.

Section 17. Agreement Not Assignable

    This Agreement may not be assigned within the meaning of the Investment Advisers Act of 1940 (the "Advisers Act") by Manager without Client's consent.

Section 18. Governing Law

    The internal law of Connecticut will govern this Agreement. However, nothing in this Agreement will be construed contrary to any provision of the Advisers Act or the rules thereunder.

Section 19. Miscellaneous

    If any provision of this Agreement is or becomes inconsistent with any applicable law or rule, the provision will be deemed rescinded or modified to the extent necessary to comply with such law or rule. In all other respects, this Agreement will continue in full force and effect. This Agreement contains the entire understanding between Manager and Client and may not be changed except in writing signed by both parties. Failure to insist on strict compliance with this Agreement or with any of its terms or any continued conduct will not be considered a waiver by either party under this Agreement.

Section 20. Notices

    All notices and instructions with respect to the Account or other matters covered by this Agreement may be sent by U.S. mail, overnight courier, or facsimile transmission (with a hard copy sent by U.S. mail) to Client and to Manager at the addresses at the end of this Agreement or to another address provided in writing.

Section 21. Representations of Client

    Client represents and warrants to Manager that (a) Client is the beneficial owner of all assets in the Account and that there are no restrictions on transfer or sale of any of those assets; (b) this Agreement has been duly authorized, executed, and delivered by Client and is Client's valid and binding obligation; (c) the names of the individuals who are authorized to act under this Agreement on behalf of Client have been given to Manager in writing; (d) no government authorizations, approvals, consents, or filings not already obtained are required in connection with the execution, delivery, or performance of this Agreement by Client; and (e) Client certifies that it is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), nor a Person acting on behalf of any such plan. Client agrees to notify Manager in writing within five (5) days after the occurrence of an event making the above statement no longer accurate.

    Client agrees to indemnify, defend and hold harmless Manager and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, from and against any and all claims, actions, suits, damages, costs, liabilities, judgments, losses, charges, costs and expenses, including attorneys' fees, of Manager arising from any failure by Client to accurately disclose its status under this Section or by reason of any defect in Client's authority to appoint Manager under this Agreement.

Section 22. Representations of Manager

    Manager represents and warrants that this Agreement has been duly authorized, executed and delivered by Manager and is its valid and binding obligation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Section 23. Form ADV

    Client has received and reviewed a copy of Part II of Manager's Form ADV and a copy of this Agreement.

AGREED TO AND ACCEPTED BY:
GENERAL RE - NEW ENGLAND ASSET MANAGEMENT, INC.	PAULA FINANCIAL Paula Insurance Company Paula Assurance Company
/s/ GERARD T. LYNCH By: Gerard T. Lynch Its: President	/s/ JAMES A. NICHOLSON (Signature) James A. Nicholson (Name) SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, SECRETARY (Title)
Pond View Corporate Center 76 Batterson Park Road Farmington, Connecticut 06032	300 North Lake Avenue, Suite 300 Pasadena, CA 91101 (Principal Address) 95-4640368 (Taxpayer Identification Number)

SCHEDULE A

  I. ACCOUNT ASSETS.

      A. Managed Assets—Client has deposited the following securities, cash and other assets with the Custodian identified below to be managed under this Agreement: PER ATTACHED "MONTH END PORTFOLIO REPORT, SECURITIES HELD AS OF 7/31/00"

      B. Unmanaged Assets—Client also deposited with the Custodian the following assets which are not to be managed under this Agreement: PER ATTACHED "MONTH END PORTFOLIO REPORT, SECURITIES HELD AS OF 7/31/00"

  II. CUSTODY OF ACCOUNT ASSETS. The assets to be managed under this Agreement and any Unmanaged Assets will be held by:

BANK OF NEW YORK, WESTERN TRUST COMP. (Name)	Custodial Account Number:	284160, 284161, 284164
700 SOUTH FLOWER STREET, SUITE 200 (Address)	Custodian Contact:	MS. NENITA REYNALDO
LOS ANGELES, CA 90017-4104	Contact Phone Number:	(213) 630-6348

  III. FEES. Manager's fees for services provided under this Agreement shall be as follows:

  For the non-equity assets:

  Annual fee of [      ] of the first $50 million of the market value of the non-equity assets under management; and

  [      ] of the market value of the remaining non-equity assets under management.

  For the active equity assets:

  Annual fee of [      ] of the first $10 million of the market value of the active equity assets under management; and

  [      ] of the market value of the remaining active equity assets under management.

  For the indexed equity assets:

  Annual fee of [      ] of the market value of the indexed equity assets under management.

  The annual Manager's fees for Schedule D accounting services provided under this Agreement are included in the above-referenced Manager's Fees.

Schedule A, Continued

  IV. BROKERAGE DIRECTION. Client directs Manager to cause all transactions for the Account to be executed through the following broker, dealer or bank:

  NONE

  Client has read, understands and accepts the limitations that this direction will place on Manager's ability to seek best execution for the Account. This direction may be changed by Client at any time by notifying Manager in writing.

V. NAME OF CLIENT: PAULA FINANCIAL		VI. DATE:
Paula Insurance Company Paula Assurance Company

By:	/s/ JAMES A. NICHOLSON James A. Nicholson	AUGUST 1, 2000

SCHEDULE B

  INVESTMENT GUIDELINES:  The investment guidelines to be followed by Manager in managing Client's Account are set forth below:

  PER ATTACHED DOCUMENT ENTITLED "PAULA FINANCIAL AND SUBSIDIARIES
  STATEMENT OF INVESTMENT POLICY, GUIDELINES AND OBJECTIVES
  (AMENDED AS OF JANUARY 1, 1998)"

NAME OF CLIENT: PAULA FINANCIAL		DATE:
Paula Insurance Company Paula Assurance Company

By:	/s/ JAMES A. NICHOLSON James A. Nicholson	AUGUST 1, 2000

PAULA Financial and Subsidiaries
Statement of Investment Policy, Guidelines and Objectives

(Amended as of January 1, 1998)

    The following outlines the recommended investment policy, objectives and guidelines, for the management of the invested assets of PAULA Financial, PAULA Insurance Company and PAULA Assurance Company, hereafter referred to as "Company". These policies, objectives and guidelines represent the fundamental philosophy for managing the investment of the assets for each of the entities and provide parameters that will ensure prudence and care in the execution of the investment program while allowing for sufficient flexibility in the management process to capture investment opportunities. These policies, objectives and guidelines become effective upon adoption by the Board of Directors and supersede any prior adopted investment policies, objectives or guidelines.

General Investment Policy Statement

    The following investment objectives and policies reflect the prudent investment of the Company's invested assets and the desire to preserve and grow capital and surplus with portfolio investment income and realized gains. The Company will comply with the investment codes of its state of domicile and other applicable regulatory bodies, as the law provides.

    While the ultimate responsibility for asset management rests with the Board of Directors, the Investment Committee (the "Committee"), who reports directly to the Board, will be responsible on a continuing basis for the administering and review of the permitted investments and portfolio guidelines. The Committee may delegate to officers, employees or contract with managing agents the authority to act regarding the investment of the assets of the Company.

Strategic Investment Objectives & Policies

    Primary objectives are:

  1)
  To manage the portfolio to obtain a favorable return on invested assets through investment in high quality income-producing assets. Stability and growth of after-tax investment income are critical to assuring a high probability of steady growth in capital.

  2)
  To ensure sufficient cash flow and liquidity to fund expected liability payments and otherwise support the Company's underwriting strategy.

Investment Approach

    The investment approach shall be to identify enhanced return opportunities in the form of investment income across market sectors and to invest where overall risk can be managed well within strategic risk and return objectives. Other issues that will be considered include effective maturity, duration, specific portfolio targets, liquidity, tax equivalent yield for fixed income securities and capital gain appreciation potential, beta, yield, timeliness and safety for equity segments.

Permissible Investments

    The following type of investments are approved for purchases subject to the limitations of and in accordance with these guidelines and applicable sections of the insurance laws of the states the Company has a Certificate of Authority.

    Cash and Equivalents:  Cash balances pending long-term investment should be invested in income-producing instruments with known redemption values and maturities less than 365 days.

(1)
Bank Repurchase Agreements, with collateral held by the bank or in Company's custodial account.

(2)
Commercial Paper rated A-1 (Moody's) and/or P-1 (S&P)

(3)
Municipal short-term securities rate MIG1 (Moody's) and/or SP-1 (S&P)

(4)
Pooled short-term money market funds held by Company's custodial account (e.g., Pacific Horizon, Fidelity Fund, etc.)

(5)
Bankers Acceptances notes

(6)
Certificates of Deposits—U.S. and/or Mexico (in dollars)

    Fixed Income:  All fixed income securities, including corporate and municipal bonds will have a rating of not less than Baa3/BBB- (Moody/S&P) or equivalent. Fixed income securities of the insurance company entities rated less than "A" shall not exceed 5% of the admitted assets of the entity. Securities that are subsequently downgraded to a quality rating below Baa3/BBB- will be placed on a watch list and reviewed by the Committee.

    The proportion of the portfolio admitted assets that may be invested in each category are as follows:

	Minimum	Maximum
Governments Fixed Income	5%	75%
Municipals Fixed Income	0%	75%
Corporate Fixed Income	0%	50%
Mortgage Backed Securities	0%	25%
Non-Agency Mortgage Securities	0%	10%
Asset Backed Securities	0%	25%

    Limited factor relative to single insurer exposure as proportion of the admitted assets of the investing entity shall be based on credit rating. The single insurer exposure limit for each category are as follows:

% of Admitted Assets
Governments Fixed Income	no limit
AAA rated securities	$3,500,000
AA rated securities	3,000,000
A rated securities	2,500,000
Baa/BBB rated securities	2,000,000

    The Company's investment in any fixed income securities, other than U.S. Treasuries and Government Agency Securities, shall not exceed 5% of any one issue, and funds invested in any one issuer shall not exceed 5% of the invested assets on a legal entity basis.

    It is intended that fixed income assets equal to the present value of the liabilities will be managed to a target duration equal to the liabilities. Any additional fixed income assets will be managed to a target duration of approximately 3.5 years. The overall target duration for fixed income assets will reflect the weighted average of these two durations. As of the adoption date of these guidelines, the initial duration for the Company is set at 3.5 years plus or minus 0.5 years. The target will be reestimated annually.

    Permissible fixed income investments are:

  (1)
  Obligations of the U.S. Treasury, U.S. Agencies, and Mexico (in dollars).

  (2)
  Obligations of States and their Subdivisions.

  (3)
  Public and Private traded notes and bonds issued pursuant to Rule 144A of U.S. and Canadian corporations (in dollars).

  (4)
  Mortgage backed securities, including pass-through, PACs, sequentials, accretion directed trenches and Z-tranches, but excluding such mortgage derivatives as interest-only strips and principal-only strips.

  (5)
  Debt of the Canadian government, agencies, provinces and their subdivisions (in dollars).

  (6)
  Asset backed securities, including equipment trust securities.

  (7)
  Dollar denominated obligations of international development banks and agencies.

  (8)
  Dollar denominated debt of other foreign issuers.

  (9)
  Preferred Stocks of U.S. and Canadian corporations, that qualify for amortized cost accounting.

    Equities:  Total investment in non-affiliated equities shall not exceed 30% of the Company's or entity's capital or surplus.

    Investment in the Common Stock of any one unaffiliated corporation shall not exceed 5% of the invested assets of the Company (admitted assets of the insurance companies), or 10% of equity or surplus. Company may not own 10% or more of the outstanding shares of any one corporation.

    Using "Value Line" publication as a source document, each of the equities shall:

  1)
  Have an annualized potential total return of 18%, or

  2)
  A minimum dividend yield of 6.0%

  3)
  Timeless of 3 or less

  4)
  Safety of 2 or less

  5)
  Financial rating of B+ or better

  6)
  Total assets of $250 million +

  7)
  Beta not to exceed 1.10

    A minimum investment of $200,000 or 10,000 shares, whichever is less.

    No more than 50% of the Company's or entity's total investment in equities shall be in any one industry.

    Permissible equities investments are:

  (1)
  Common stocks traded on a national U.S. or Canadian securities exchange or publicly traded on the over-the-counter market.

  (2)
  Preferred stocks, convertible preferred stock, sinking fund preferreds and preferred stocks with warrants of publicly owned corporations.

  (3)
  Mutual funds that deal exclusively in common stocks.

    Non-liquid Assets:  The Company's total investment in non-liquid assets are not to exceed its total surplus. It should be understood that these invested assets may be unrated and therefore considered non-admitted assets by the regulators. It should also be understood that the Company will comply with all insurance codes when applicable. Preference would be that these investments be made and held by the Parent Company.

    Non-liquid assets include, but are not limited to:

  (1)
  Investments in affiliates

  (2)
  Minority investments in privately held corporations

  (3)
  Limited partnerships

  (4)
  Private placed debt securities

  (5)
  Investment in real estate

Requiring Prior Approval

    In general, assets not fitting into categories listed above should not be purchased until the asset type has been reviewed and approved by the Committee. Asset categories not permissible include futures, options, swaps, foreign currency denominated assets, non-securitized mortgage loans, equity real estate, certain derivatives of mortgage backed securities, such as interest-only strips and principal-only strips.

Asset Allocation

    The Investment Manager will have primary responsibility for asset allocation decisions within the investment portfolio and may adjust asset allocation to pursue portfolio objectives, subject to limits within these guidelines and/or state insurance codes.

    The Company will provide the Investment Manager on a timely basis the expected tax payer status of the Company. In moving and investing in taxables and tax-exempts assets, the Investment Manager should seek to maximize after-tax investment income over a multiple year horizon.

Asset/Liability Management

    The Company will provide the Investment Asset Manager with a projection, based on prior trends, of the Company's anticipated liability cash outflows for subsequent years. The Investment Manager will manage asset purchases to provide adequate investment cash flow to meet those anticipated liability cash outflows net of operational cash inflows.

    The Investment Manager will also utilize the "target asset duration" as previously discussed in the fixed income portfolio section, to assist in managing the cash flow needs for covering the liabilities. An investment action that takes the asset duration beyond the established duration period will require the approval of the Committee.

    At least annually, the CFO will provide an analysis of asset/liability matching data to the Committee and Investment Managers. The results will be used to assist with the determination of appropriate durations for the future periods.

Investments in Affiliates, Subsidiaries and Minority Investments in Private Corporations

    Investments in Affiliates, Subsidiaries and Minority Investments in Private Corporation require Board approval and therefore are not the responsibility of the Investment Manager and, accordingly, are not covered by these guidelines.

Investment Manager's Performance Standards

    The Committee will review the Investment Manager's performance in meeting after tax investment targets, adhering to gain/tax loss budgets, maintaining target asset duration, maintaining required levels of liquidity and complying with other investment guidelines.

    In addition, the Investment Manager's performance will be reviewed using time weighted total return in compliance with the Association for Investments Management and Research (AIMR) standards. Returns will be reviewed to benchmark market indexes as described below:

    Returns will be measured gross of fees.

    Returns are pre-tax, but income from municipal bonds and preferred stock will be grossed up to a taxable equivalent basis (as will returns on the municipal benchmark market index).

    The Investment Manager will report returns quarterly in the following forma: (i) quarterly and year-to-date for the current year, (ii) annually for the prior years, (iii) cumulative since inception.

    To better evaluate Investment Manager performance as "targets" for taxable/tax exempt income change, performance of taxable and tax advantaged assets will be tracked separately, as well as on an aggregated basis. Returns will be calculated for asset classes as shown below, and compared to benchmarks appropriate to that asset class; returns will also be calculated for the Investment Manager's aggregated portfolio and compared to an aggregated index (as shown below). Benchmarks have been chosen to be consistent with the investment guidelines. It is intended that the Investment Manager should be able to match or exceed returns on the benchmark indexes over time, without taking risks that are inconsistent with these guidelines.

Asset Class	Benchmark
Taxable bonds	Blend of Lehman Brothers 1-5 year and 5-10 year Investment Grade Debt indices (which combined is the Lehman Govt/Corp Intermediate index), weighted to equal the target duration (currently 4.0 years).
Tax Exempt bonds	Blend of Lehman Brothers 3, 5 and 7 year G O Bond indices, weighted to equal the target duration.
Overall Index	Same as the Taxable bond index, weighted to the target duration. As an additional performance measurement, the taxable and tax exempt bond indices shall be weighted based on the target ratio to taxable to tax exempt income.

    **The weights on the overall index will be adjusted annually to reflect any change in the target ratio of taxable to tax-exempt income.

    These investment guidelines, amended as of January 1, 1998, for PAULA Financial and Subsidiaries and ratified by the Board of Directors on May 26, 1998 remain in effect until superseded by further action by the Board of Directors.

/s/ JEFFREY A. SNIDER Jeffrey A. Snider President/CEO	/s/ JAMES A. NICHOLSON James A. Nicholson Sr. V.P./C.F.O.

SCHEDULE C

  PROXY VOTING GUIDELINES:  The proxy voting guidelines to be followed by Manager in voting securities held in the Account are set forth below:

  (If none, check here / /.)

  VOTE IN FAVOR OF THE BOARD OF DIRECTORS' RECOMMENDATION
  FOR EACH RESOLUTION FOR EACH ENTITY.

NAME OF CLIENT: PAULA FINANCIAL		DATE:
Paula Insurance Company Paula Assurance Company

By:	/s/ JAMES A. NICHOLSON James A. Nicholson	AUGUST 1, 2000

SCHEDULE D

SECRETARY'S CERTIFICATE

    I, James A. Nicholson, the Secretary of PAULA FINANCIAL (the "Corporation"), a Corporation organized and existing under the laws of the State of Delaware, hereby certify that each of the following officers of the Corporation, acting singly, is authorized in the name and on behalf of the Corporation, to give instructions to General Re-New England Asset Management, Inc. ("Manager") with respect to any and all matters, including investment and reinvestment of securities, pertaining to the Investment Management Agreement between the Corporation and Manager, and to execute and deliver any and all documents and to take any and all other action to carry out the purposes of said Investment Management Agreement. I further certify that the specimen signature set forth next to the names of such officers, is the true and genuine signature of such persons.

Name of Officer	Title

/s/ JAMES A. NICHOLSON James A. Nicholson	Senior Vice President, Chief Financial Officer and Secretary
/s/ JAMES J. MUZA James J. Muza	Vice President*, Senior Vice President, Chief Actuary and Chief Investment Officer**
/s/ THEODORE S. CLEMENT Theodore S. Clement	Vice President, Corporate Controller and Assistant Treasurer**

*
Paula Financial
**
Paula Insurance Company and Paul Assurance Company

    This Certificate shall be in effect from the date hereof until written notice is given on behalf of the Corporation to terminate or revise it.

    IN WITNESS WHEREOF, I set my hand and seal of the Corporation.

/s/ JAMES A. NICHOLSON James A. Nicholson Secretary	AUGUST 1, 2000 Date

(Corporate Seal)

QuickLinks

GENERAL RE - NEW ENGLAND ASSET MANAGEMENT Investment Management Agreement
SCHEDULE A
Schedule A, Continued
SCHEDULE B
PAULA Financial and Subsidiaries Statement of Investment Policy, Guidelines and Objectives (Amended as of January 1, 1998)
SCHEDULE C
SCHEDULE D SECRETARY'S CERTIFICATE